EXHIBIT 99.2

THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM. THE SECURITIES MAY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED TO BE SO TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION SHALL NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAWS.

SUBSCRIPTION AGREEMENT

IMPORTANT: PLEASE READ CAREFULLY AND COMPLETELY FULLY BEFORE SIGNING; SIGNIFICANT REPRESENTATIONS ARE REQUIRED HEREIN.

Charter Corporate Services, Inc.
3050 E. Chevy Chase Drive
Glendale, CA 91206

Gentlemen:

          The undersigned desires to become a shareholder of Charter Corporate Services, Inc. (the “Company”,) pursuant to the Company’s confidential Private Offering Memorandum (the “Memorandum”) dated August 18, 2008, upon the terms and conditions set forth below:

1. Subscription. The undersigned hereby agrees to contribute to the capital of the Company the sum of $______ representing the purchase price of ______ Unit(s) at a price of $500 per Unit. A check payable to the order of “Charter Corporate Services, Inc.” in full payment of the purchase price of the Units is delivered herewith.

2. Representations and Warranties. The undersigned hereby represents and warrants to and agrees with the Company as follows:

(a) The Units are being purchased for his own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part and that the offering and sale of the Units is intended to be exempt from registration under the Securities Act of 1933 (the “Act”) by virtue of Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder (“Regulation D”). In furtherance thereof, the undersigned represents, warrants, and agrees as follows: (i) no other person has or will have a direct or indirect beneficial interest in such Units and the undersigned will not sell, hypothecate or otherwise transfer his Units except in accordance with the Act and applicable state securities laws or unless, in the opinion of counsel for the Company, an exemption from the registration requirements of the Act and such laws is available; and (ii) the Company is under no obligation to register the Units on behalf of the undersigned or to assist him in complying with any exemption from registration.

(b) The undersigned has been furnished with and has carefully read the Memorandum. In evaluating the suitability of an investment in the Company, the undersigned has not relied upon any representations or other information (whether oral or written) from the Company, the Sales Agent or any of its agents other than as set forth in the Memorandum and no oral or written representations have been made or oral or written information furnished to the undersigned or his advisors, if any, in connection with the offering of the Units which were in any way inconsistent with the Memorandum.

(c) The Company had made available to the undersigned all documents and information that the undersigned has requested relating to an investment in the Company.

(d) The undersigned recognizes that the Company has a limited financial or no operating history and that an investment in the Company involves substantial risks, and he has taken full cognizance of and understands all of the risk factors related to the purchase of Units, including, but not limited to, those set forth under the caption “Risk Factors” in the Memorandum.

(e) The undersigned has carefully considered and has, to the extent he believes such discussion necessary, discussed with his professional legal, tax and financial advisers the suitability of an investment in the Company for his particular tax and financial situation and he has determined that the Units are a suitable investment for him.

(f) All information which the undersigned has provided to the Company concerning himself and his financial position is correct and complete as of the date set forth below, and if there should be any change in such information prior to his acceptance as a shareholder of the Company, he will immediately provide such information to the Company and will promptly send confirmation of such information to the Company.

(g) If this Subscription Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate, (i) the undersigned has been duly authorized and is duly qualified (a) to execute and deliver this Subscription Agreement and all other instruments executed and delivered on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Units and (b) to purchase and hold Units, and (ii) the signature of the undersigned is binding upon such partnership, corporation, trust or estate, and (iii) such entity has not been formed for the specific purpose of acquiring Units.

3. Investor Information.

(a) Name: ___________________________________________________________________

(b) Address: ___________________________________________________________________

_________________________________ Zip Code: ______________________

(c) Title to the shares shall be taken as follows (circle one):

(i)	Individual or separate property;

(ii)	Husband and wife, as community property;

(iii)	Joint Tenancy with right of survivorship;

(iv)	Tenants in Common;

(v)	Other (e.g., corporation, partnership, custodian, trustee, etc.):

4. Understandings. The undersigned understands, acknowledges and agrees with the Company as follows:

          (a) This Subscription may be rejected, in whole or in part, by the Company in its sole discretion, at any time prior to the Closing Date, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned’s subscription.

          (b) This Subscription is and shall be irrevocable, except that the undersigned shall have no obligations hereunder in the event that (i) this Subscription is rejected for any reason or (ii) the purchase and sale of Units is not consummated by the Closing Date.

(c) No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Units.

(d) There can be no assurance as to the federal or state tax results of an investment in the Units.

          (e) The undersigned acknowledges that the information contained in the Memorandum is confidential and non-public and agrees that all such information shall be kept in confidence by him and neither used by him to his personal benefit (other than in connection with his subscription for Units) nor disclosed to any third party for any reason; provided that this obligation shall not apply to any such information which (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of these provisions); or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements including, without limitation, any Subscription Agreement they may have with the Company).

          (f) The undersigned’s commitment to investments that are not readily marketable is not disproportionate to his net worth, and will not become so after purchasing the Units, and the undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision.

5. Miscellaneous.

(a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural as the identity of the person or persons may require.

          (b) Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any change, discharge or termination is sought.

          (c) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed to the other party at the address of such party set forth in the Memorandum, as amended from time to time, or to such other address furnished by notice given in accordance with this Section 5.

          (d) This Subscription Agreement and the Memorandum constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Agreement may be amended only in writing executed by all parties hereto.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ______ day of __________________ , 2008.

Name of Purchaser (Please Print)

Signature of Purchaser

Title of Authorized Signatory if Purchaser

is a corporation, partnership or other entity.

Name of Co-Purchaser (if applicable)

Signature of Co-Purchaser